UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 8, 2004

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

5959 CORPORATE DRIVE, SUITE LL 250 HOUSTON, TEXAS		77036
Address of Principal Executive Offices		Zip Code

(281) 588-9700
Registrant’s telephone number,
including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.            Other Events and Regulation FD Disclosure

INVESTools Inc. (the “Company”) currently intends to hold its 2004 Annual Meeting of Stockholders on June 2, 2004, which is a change of more than 30 days from the anniversary of the Company’s 2003 Annual Meeting of Stockholders.  Consequently, any stockholder proposal sought to be included in the Company’s proxy materials for the 2004 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company a reasonable time before it begins to print its proxy materials.  The Company considers proposals received by April 19, 2004 to be a reasonable time before it begins to print its proxy materials.  Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders’ proposals, in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.  Any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders and not intending to have such proposal included in the Company’s proxy statement must deliver advance written notice of such proposal to the Company by April 19, 2004.  Both stockholder proposals and written notifications should be sent to INVESTools Inc., c/o Paul A. Helbling, Corporate Secretary at 5959 Corporate Drive, Suite LL250, Houston, Texas 77036.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

By:	/s/	Paul A. Helbling
Paul A. Helbling
Chief Financial Officer

Dated: April 8, 2004